EXHIBIT 99.2

                    FORM OF NOTICE OF GRANT OF STOCK OPTION

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                           JUNO ONLINE SERVICES, INC.
                         NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Juno Online Services, Inc. (the "Corporation"):

            Optionee:  _______________________________________________________

            Grant Date:  _____________________________________________________

            Vesting Commencement Date: _______________________________________

            Exercise Price:  $ _____________________________________ per share

            Number of Option Shares: __________________________________ shares

            Expiration Date:  ________________________________________________

            Type of Option:   ______ Incentive Stock Option

                              ______  Non-Statutory Stock Option

            Exercise Schedule: The Option shall become exercisable with respect to twenty five percent (25%) of the Option Shares upon Optionee's completion of each year of Service over the four (4) year period measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Juno Online Services, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

            No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

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            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:                              , 199 ___
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                                          JUNO ONLINE SERVICES, INC.

                                          By:_________________________________

                                          Title:______________________________


                                          ____________________________________
                                          OPTIONEE

                                          Address:  __________________________

                                          ____________________________________

ATTACHMENTS
Exhibit A - Stock Option Agreement and Addenda


                                       2.
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT